Exhibit 1.1

AGA Medical Holdings, Inc.

[        ] Shares
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York

[        ], 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Leerink Swann LLC
One Federal Street
Boston, MA 02110

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152

As Representatives of the several Underwriters

Ladies and Gentlemen:

AGA Medical Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [        ] shares of common stock, $0.01 par value (“Common Stock”) of the Company, and the persons named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the several Underwriters [        ] shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to [        ] additional shares of Common Stock to cover over-allotments, if any (the

“Option Securities”; the Option Securities, and together with the Underwritten Securities, the “Securities”).

The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Certain terms used herein are defined in Section 20 hereof.

1.             Representations and Warranties.

(a)           The Company represents and warrants to, and agrees with, each Underwriter that:

(i)            The Company has prepared and filed with the Commission a registration statement (file number 333-151822) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  The Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(ii)           On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of its date and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(iii)          (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, at the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Disclosure Package or any such other documents or information based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(iv)          (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)) the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(v)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(vi)          Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where such failure to be so incorporated or organized, existing, in good standing, to have such power and authority or to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vii)         The outstanding share capital of each subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or indirectly free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(viii)        This Agreement has been duly authorized, executed and delivered by the Company.

(ix)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(x)            No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over the Company is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction or the securities laws and regulations of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus or (iii) where such failure to obtain such consent, approval, authorization, filing or order would not be reasonably expected to result in a Material Adverse Effect.

(xi)           Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of clauses (ii) and (iii), where such conflict, breach or violation would not be reasonably expected to have a Material Adverse Effect.

(xii)         Except as disclosed in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xiii)        The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Act and have been prepared, in all material respects, in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.  The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(xiv)        Except as disclosed in the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would reasonably be expected to have (i) a material adverse effect on the Company’s ability to perform it obligations under this Agreement or the consummation of any of the transactions contemplated hereby or (ii) individually or in the aggregate, a Material Adverse Effect.

(xv)         Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xvi)        Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the

Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such violation or default would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(xvii)       Ernst & Young, LLP, who have certified the consolidated financial statements of the Company and whose reports are included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(xviii)      There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities.

(xix)         The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not be reasonably expected to have a Material Adverse Effect), except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or where such non-payment would not reasonably be expected to have a Material Adverse Effect.

(xx)          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would be reasonably expected to have a Material Adverse Effect.

(xxi)         Except as otherwise would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(xxii)        The Company and its subsidiaries and, to the knowledge of the Company, all entities and individuals acting on their behalf, possess and are in compliance with all certificates, licenses, approvals, waivers, consents, authorizations and permits issued by, and have made all declarations and filings with, the appropriate U.S. federal, state, local or foreign regulatory authorities reasonably necessary to conduct its business, including without limitation all those that may be required by the U.S. Food and Drug Administration (“FDA”), except as would not be reasonably expected to have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with all statutes, rules, regulations, ordinances, orders, decrees and guidance documents applicable to the ownership, testing, development, manufacture, packaging, processing, recordkeeping, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product or product candidate subject to, or potentially subject to, regulation under the Federal Food, Drug and Cosmetic Act (“FFDCA”) and implementing regulations and similar applicable laws in the foreign jurisdictions in which it operates, except as would not be reasonably expected to have a Material Adverse Effect.  All studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and its subsidiaries are being and, if completed, were conducted in compliance with applicable experimental protocols, procedures and controls pursuant to applicable professional scientific standards and applicable local, state, U.S. federal and foreign laws, rules and regulations, including, but not limited to, the FFDCA and its implementing regulations upon it or its property, except as would not be reasonably expected to have a Material Adverse Effect.  Neither the Company nor any such subsidiary has received any notice of proceedings relating to the withdrawal or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(xxiii)       The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(xxiv)       The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxv)        The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxvi)       The Company and its subsidiaries (i) are not in violation of any applicable foreign, U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all and are not in violation of any permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except in each case where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or receipt of notice of any actual or potential liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(xxvii)      None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries that would be reasonably expected to have a Material Adverse Effect; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries that would be reasonably expected to have a Material Adverse Effect; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would be reasonably expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(xxviii)    There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(xxix)       Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) , including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, except as disclosed in the Disclosure Package and the Prospectus, the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  As of the date of this Agreement, the Company and its subsidiaries have disclosed to the Underwriters all facts known to them regarding all claims, damages, liabilities, obligations, losses, penalties, actions, judgments and suits of any kind or nature that are asserted against, paid or payable by any the Company or any subsidiary thereof, in connection with non-compliance with FCPA and any other related, applicable statute.  The Company and its subsidiaries are in compliance in all material respects with the terms of the Deferred Prosecution Agreement, dated June 20, 2008, between AGA Medical Corporation and the U.S. Department of Justice.

(xxx)        The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)       Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxii)      The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the “Subsidiaries”).

(xxxiii)     The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted except were such failure would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect (collectively, the “Intellectual Property”).  Except as set forth in the Disclosure Package and the Prospectus, (a)  to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and, to the Company’s knowledge, there is no other fact which would form a reasonable basis for any such claim; (e) to the Company’s knowledge, there is no prior art of that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; (f) the Company and its subsidiaries have taken commercially reasonable steps, consistent with industry standards, to maintain and protect all Intellectual Property that is material to the conduct of its business; and (g) to the Company’s knowledge, no current or former significant employee or officer of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant where the basis of such violation relates to such employee’s employment with the Company or its subsidiaries, or actions undertaken by the employee while employed with the Company or its subsidiaries except where such infringement, action, suit, proceedings or claim would not be reasonably expected to have a Material Adverse Effect.

(xxxiv)     The statements contained in the Preliminary Prospectus and the Prospectus under the captions “Risks Related to Our Intellectual Property and Potential Litigation”  and “Intellectual Property,” insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b)           Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter and the Company that:

(i)            Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and will have valid and unencumbered title to the Securities to be delivered by such Selling Stockholder on the Closing Date, except with respect to liens, encumbrances, equities and claims arising under that certain Amended and Restated Pledge and Security Agreement dated as of September 16, 2008, 2009, as amended to date (the “Pledge Agreement”), between Bank of America, N.A. (“Bank of America”) and Gougeon Shares, LLC, and has full power and authority to sell its interest in the Securities, subject to the payment of its obligations secured by the Pledge Agreement, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, including the satisfaction of the obligations secured by the Pledge Agreement, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(ii)           Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iii)          This Agreement has been duly authorized, executed and delivered by each Selling Stockholder.

(iv)          No consent, approval, authorization or order of any court or governmental agency or body having jurisdiction over such Selling Stockholder is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except (i) such as may have been obtained under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction or the securities laws and regulations of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained, or (iii) where the failure to obtain such consent, approval, authorization or order would not be reasonably expected to result in a material adverse effect on the Company’s or any Selling Stockholder’s ability to perform its obligations under this Agreement or the transactions contemplated hereby.

(v)           Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of such Selling Stockholder, as applicable, or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries, as applicable, is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries, as applicable, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries, as applicable, except where such breach or violation would not be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of such Selling Stockholder, whether or not arising from transactions in the ordinary course of business, except the Pledge Agreement, which shall terminate upon payment of proceeds to Bank of America to satisfy the obligations secured by the Pledge Agreement.

(vi)          Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct in all material respects, is familiar with the Disclosure Package and Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package and the Prospectus or any supplement thereto which has adversely affected or may materially adversely affect the business of the Company or any of its subsidiaries; and the sale of

Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(vii)         In respect of any misstatements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter with respect to such information furnished in writing to the Company as the Company makes to such Underwriter under paragraphs (a)(ii), (a)(iii) and (a)(v) of this Section.

Any certificate signed by any Selling Stockholder or any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[    ] per share, the number of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.  The maximum number of Underwritten Securities which each Selling Stockholder agrees to sell is set forth in Schedule II hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [    ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [        ], 2009, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders (including the account designated with respect to the repayment to Bank of America of the obligations secured by the Pledge Agreement).  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.

(a)           The Company agrees with the several Underwriters that:

(i)            Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement without your consent (such consent not to be unreasonably withheld or delayed).  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (B) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (C) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use its commercially reasonable efforts to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (A) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package to correct such statement or omission; and (C) supply any amendment or supplement to you in such quantities as you may reasonably request.

(iii)          If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (A) notify the Representatives of any such event; (B) use its commercially reasonable efforts to prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 5(a), an amendment or supplement that will correct such statement or omission or effect such compliance; and (C) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(iv)          As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries (which need not be audited) that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(v)           The Company will furnish to each of the Representatives and counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(vi)          The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, or (ii) subject it to taxation in any jurisdiction where it is not now so subject.

(vii)         The Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement.  The foregoing sentence shall not apply to (i) the Securities to be sold hereunder; (ii) the issued and outstanding shares of capital stock of the Company to be converted into Common Stock at the Closing Date; or (iii) any shares of Common Stock issued or options to purchase Common Stock or other Common Stock-based awards granted, or the repurchase by the Company of unvested shares of Common Stock upon termination of service of an employee, director, consultant or other service provider, in each case pursuant to any stock award plan, stock purchase plan, stock ownership plan or dividend reinvestment plan or other similar investment plans of the Company described or contemplated in the Disclosure Package and the Prospectus; (iv) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities that are outstanding on the date of this Agreement; or (v) the filing of any registration statement with the Commission on Form S-8 (or any successor form) with respect to any stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company described or contemplated in the Disclosure Package and the Prospectus.  Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representatives and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(m) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(viii)        The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ix)          The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration for quotation of the Securities under the Exchange Act and the inclusion of the Securities on the NASDAQ Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and such foreign jurisdictions as the Representatives may reasonably designate (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; (x) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters) and (xi) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder.  Except as otherwise provided in this Section 5(a)(ix) and Section 7, the Underwriters shall pay their own costs and expenses in connection with the transaction contemplated hereby, including, without limitation, the fees and expenses of their counsel and the expenses of advertising the offering of the Securities made by the Underwriters.

(x)           The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(b)           Each Selling Stockholder agrees with the several Underwriters that:

(i)            Such Selling Stockholder will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any affiliate of such Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Merrill Lynch, Pierce, Fenner & Smith Incorporated the

foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The foregoing sentence shall not apply to (i) the Securities to be sold hereunder, (ii) transfers (a) to any beneficiary of such Selling Stockholder pursuant to a will or other testamentary document or applicable laws of descent; (b) to any “affiliate” (as such term is defined in Rule 144(a)(1) under the Act) of such Selling Stockholder, (c) as a bona fide gift or gifts, (d) to any immediate family member (any relationship by blood, marriage or adoption, not more remote than first cousin) of such Selling Stockholder, (e) to any trust for the direct or indirect benefit of such Selling Stockholder or the immediate family of such Selling Stockholder, or (iii) any sales of any shares of Common Stock acquired by such Selling Stockholder in the open market, provided that any such sale is not voluntarily reported or required to be reported to the Commission by any party under the Exchange Act; provided that with respect to clause (ii), (A) such beneficiary, donee, trustee or family member be bound in writing by the restrictions set forth herein and (B) such transfer does not involve a disposition for value; provided, further, with respect to clauses (ii) and (iii), no public filing by such Selling Stockholder, including, without limitation, under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required (other than a filing on Form 5 to be made after the expiration of the 180 day period set forth above) or shall be made voluntarily in connection with such transaction.

(ii)           Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iii)          Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Free Writing Prospectus which comes to the attention of such Selling Stockholder.

(iv)          Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(c)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened.

(b)           The Company shall have requested and caused Simpson, Thacher & Bartlett LLP, counsel for the Company, to have furnished to the Representatives their opinion and a negative assurance letter, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit A-1.

(c)           The Company shall have requested and caused Alston & Bird, special regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit A-2.

(d)           The Selling Stockholders shall have requested and caused Moss & Barnett, counsel for the Selling Stockholders, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit B.

(e)           The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that, to their knowledge:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no prospective material adverse change or material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)           Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder or authorized officer of such Selling Stockholder, as applicable, dated the Closing Date, to the effect that the signatory of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(h)           The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, “comfort” letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.

The Company shall have received from Ernst & Young, LLP (and furnished to the Representatives) a report with respect to a review of unaudited interim financial information of the Company for the eight quarters ending June 30, 2009 in accordance with Statement on Auditing Standards No. 100.

(i)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)            Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)           The Securities shall have been listed and admitted and authorized for quotation on the NASDAQ Global Market, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(l)            At the Execution Time, (i) each officer and director of the Company and (ii) each party listed on Schedule IV hereto shall have furnished to the Representatives a letter substantially in the form of Exhibit C hereto.

(m)          Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Weil, Gotshal & Manges, LLP, counsel for the Underwriters, at 767 Fifth Avenue, New York, NY, 10153, Attn: Alexander D. Lynch, Esq., on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the

Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of the Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter in the foregoing indemnity in Section 8(a) above, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in Section 8(a) above.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act and each Selling Stockholder and its director (or equivalent), officers (or equivalent) and employees, to the same extent as the foregoing indemnity to each Underwriter in Section 8(a) above, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity in Section 8(a) above.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the first paragraph under the caption “Commissions and Discounts” related to the public offer price, concessions and reallowances, (iii) the paragraphs under the caption “Price Stabilization and Short Positions” related to stabilization and syndicate covering transactions and (iv) the paragraph under the caption “Electronic Distribution” related to availability of a prospectus in electronic format and Internet distributions of the Prospectus in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)           In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) Leerink Swann LLC (the “Independent Underwriter”) in its capacity as “qualified independent underwriter” (within the meaning of Financial Industry Regulatory Authority, Inc. Conduct Rule 2720) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Benefits received by the Independent Underwriter in its capacity as “qualified independent underwriter” shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)            The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.  The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

(g)           Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, each of the Company and the Selling Stockholders agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of either the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of Financial Industry Regulatory Authority, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each of the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

(h)           The provisions of this Section 8 will not conflict with or supersede the provisions of Section 3 of that certain Amended and Restated Registration Rights Agreement, dated as of April 21, 2008, as amended to date (the “Registration Rights Agreement”), between the Company and the stockholders named therein, including the Selling Stockholders.  To the extent there is a conflict between the provisions of this Section 8 and the provisions of Section 3 of the Registration Rights Agreement, the provisions of Section 3 of the Registration Rights Agreement shall govern.

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department (fax no.: (646) 855-5016), with a copy, in the case of any notice pursuant to Section 8, to Bank of America Securities LLC, One Bryant Park, New York, NY 10036, Attention: ECM Legal (fax no.: (212) 230-8730); to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel (fax no.: (212) 797-4561); to Leerink Swann LLC, One Federal Street, Boston, MA 02110, Attention: General Counsel (fax no.: (618) 918-4614); and to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918); or, if sent to the Company, will be mailed, delivered or telefaxed to Ronald Lund, General Counsel, AGA Medical Holdings, Inc. (fax no.: (763) 647-5912); or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions.  The Company and the Selling Stockholders acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.           No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters).  The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with such transaction or the process leading thereto.

16.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

17.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

18.           Waiver of Jury Trial. The Company and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 relating to the Securities.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 relating to the Securities.

“Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a)(i) above and any preliminary prospectus that is included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

AGA Medical Holdings, Inc.,

By:
Name:
Title:

Franck L. Gougeon Revocable Trust Under Agreement Dated June 28, 2008

By:
Name:
Title:

Gougeon Shares, LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Leerink Swann LLC
Wells Fargo Securities, LLC

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

By: Citigroup Global Markets Inc.

By:
Name:
Title:

By: Deutsche Bank Securities Inc.

By:		By:
	Name:		Name:
	Title:		Title:

By: Leerink Swann LLC

By:
Name:
Title:

By: Wells Fargo Securities, LLC

By:
Name:
Title:

For themselves and the other several Underwriters
named in Schedule I to the foregoing Agreement.

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Leerink Swann LLC
Wells Fargo Securities, LLC
Natixis Bleichroeder Inc.
Total

SCHEDULE II

Number of Underwritten
Selling Stockholders:	Securities to be Sold
Franck L. Gougeon Revocable Trust Under Agreement Dated June 28, 2008
4729 Annaway Drive
Edina, MN 55436
Facsimile: 763-521-7143

with a copy to:

Christopher D. Stall
Moss & Barnett, a Professional Association
4800 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

Gougeon Shares, LLC
4729 Annaway Drive
Edina, MN 55436
Facsimile: 763-521-7143

with a copy to:

Christopher D. Stall
Moss & Barnett, a Professional Association
4800 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402

Total

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses and Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

List of Parties Subject to the Lock-up Agreement

1.	Welsh, Carson, Anderson & Stowe IX, L.P.
2.	WCAS Capital Partners IV, L.P.
3.	Patrick Welsh TTEE U/A DTD 5/9/05 Patrick Welsh Revocable Trust
4.	Patrick Welsh 2004 Irrevocable Trust
5.	Russell L. Carson
6.	Bruce K. Anderson TTEE U/A DTD 11/9/04 Bruce K. Anderson Living Trust
7.	Bruce K. Anderson 2004 Irrevocable Trust
8.	Thomas E. McInerney
9.	Robert A. Minicucci
10.	Anthony J. de Nicola
11.	De Nicole Holdings LP
12.	P. Brian Queally Jr. Educational Trust U/ADTD 6/11/98
13.	Erin F. Queally Educational Trust U/ADTD 6/11/98
14.	Sean P. Queally Educational Trust U/ADTD 6/11/98
15.	Jonathan M. Rather IRA Charles Schwab & Co., Inc. Custodian
16.	Sanjay Swani
17.	D. Scott Mackesy
18.	John D. Clark
19.	James R. Matthews
20.	John Almeida, Jr.
21.	WCAS Profit Sharing Plan
22.	Michal E. Donovan
23.	Eric J. Lee
24.	Brian T. Regan
25.	Lucas Garman
26.	David Mintz
27.	Joelle Kayden
28.	WCAS Profit Sharing Plan
29.	WCAS Management Corporation
30.	Lauren Melkus
31.	Stacey Bellet
32.	Suzanne Bellet Price
33.	Select Global Investors, L.P.
34.	Jeffrey Jay

EXHIBIT A-1

Form of Opinion and Negative Assurance Letter of

Simpson Thacher & Bartlett LLP

as Counsel for the Company

1.             The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

2.             The Shares to be sold by the Company have been duly authorized by the Company and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3.             All outstanding shares of the Company’s Common Stock, including the Shares to be sold by the Selling Stockholders, have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

4.             The statements made in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute summaries of the terms of the Company’s Common Stock (including the Shares), constitute accurate summaries of the terms of such Common Stock in all material respects.

5.             The statements made in the Preliminary Prospectus and the Prospectus under the caption “United States Federal Income and Estate Tax Consequences to Non-U.S. Holders”, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

6.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7.             The issue and sale of the Shares by the Company and the execution, delivery and performance by the Company of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is governed by the law of the State of New York and filed as an exhibit to the Registration Statement, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any federal or New York state statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York state statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York state statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

8.             No consent, approval, authorization, order, registration or qualification of or with any federal or New York state governmental agency or body or any Delaware state governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York state court or

A-1-1

any Delaware state court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration of the Shares under the Securities Act and the Securities Exchange Act of 1934, as amended, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

9.             The Registration Statement has become effective under the Securities Act, and the Prospectus was filed on October [   ], 2009 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

10.           There are no preemptive rights under federal or New York State law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Common Stock.  There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company’s Certificate of Incorporation or By-laws or any agreement or other instrument that is governed by the law of the State of New York and filed as an exhibit to the Registration Statement.

11.           The Company is not, and after giving effect to the use of the proceeds of the offering of the Shares solely in the manner set forth in the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

Nothing has come to the attention of such counsel that causes such counsel to believe that (a) the Registration Statement, as of the date it became effective under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Preliminary Prospectus, together with the number of Shares, the price to the public for the Shares and the underwriting commitments of the several Underwriters set forth under “Underwriting” in the Prospectus, as of the time of the pricing of the offering of the Shares on October [   ], 2009, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel needs to express no belief in any of clauses (a), (b) or (c) above with respect to the

A-1-2

financial statements or other financial data contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus.

A-1-3

EXHIBIT A-2

Form of Opinion of Alston & Bird

as Special Regulatory Counsel for the Company

1.             Except as otherwise disclosed in the Registration Statement, to the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation that relates to the FDA Laws and Regulations, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body.

2.             The information in the Prospectus under “Risk Factors - Risks Related to Our Business,” “Risk Factors - Risks Related to Regulation,” “Business - Our Product Portfolio” and “Business - Government Regulation” (collectively, the “Regulatory Portion”), insofar as the Regulatory Portion constitutes summaries of the FDA Laws and Regulations, has been reviewed by us and is correct in all material respects.

A-2-1

EXHIBIT B

Form of Selling Stockholder Opinion

Moss & Barnett

1.             The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Selling Shareholders.  The Company has the limited liability company power to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by the Company pursuant to the Underwriting Agreement, and the Trust has the power to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Securities being sold by the Trust pursuant to the Underwriting Agreement.

2.             To the extent that (a) an Underwriter acquires its interest in the Securities it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), (b) such Underwriter has made the required payment under the Underwriting Agreement for the Securities delivered on the Closing Date to the Securities Intermediary, subject to the payment instructions of Bank of America as to certain shares sold by the Company to satisfy certain obligations to Bank of America, (c) the Trust, the Company and/or Bank of America have caused the certificate(s) representing the Securities to be delivered to the Securities Intermediary, together with the Company Stock Power and/or the Trust Stock Power (as applicable), and (d) such Securities Intermediary indicates in a book entry that the Securities have been credited to the securities account or accounts of such Underwriter maintained with such Securities Intermediary, in manner complying with Section 8-501(b)(1) of the UCC, such Underwriter will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities, and under such circumstances the UCC provides that no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

3.             No consent, approval, authorization or order of any court or governmental agency or body is required to be obtained by the Trust or the Company for sale of the Securities by any Selling Shareholder, except such as may be obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters, assuming that AGA has obtained all other necessary consents, authorizations and approvals required for AGA.

4.             The sale of the Securities being sold by the Company to the respective Underwriters and the fulfillment of the terms of the Underwriting Agreement by the Company (a) do not conflict with, result in a breach or violation of, or constitute a default under the Articles of Organization, Bylaws or Member Control Agreement of the Company, (b) do not conflict with, result in a breach or violation of, or constitute a default under the terms of any indenture or other agreement or instrument known to us to which the Company is a party or bound, (c) do not conflict with, result in a breach or violation of, or constitute a default under any judgment, order or decree  known to us of any court, regulatory body,

B-1

administrative agency, governmental body or arbitrator having jurisdiction over the Company, and (d) do not conflict with, result in a breach or violation applicable law, assuming that AGA, the Underwriters, the Securities Intermediary, and any other person have otherwise complied with applicable law in respect to the transactions contemplated by the Underwriting Agreement.

5.             The sale of the Securities being sold by the Trust to the respective Underwriters and the fulfillment of the terms of the Underwriting Agreement by the Trust (a) do not conflict with, result in a breach or violation of, or constitute a default under the Trust Agreement, (b) do not conflict with, result in a breach or violation of, or constitute a default under the terms of any indenture or other agreement or instrument  known to us to which the Trust is a party or bound, (c) do not conflict with, result in a breach or violation of, or constitute a default under any judgment, order or decree  known to us of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, and (d) do not conflict with, result in a breach or violation applicable law, assuming that AGA, the Underwriters, the Securities Intermediary, and any other person have otherwise complied with applicable law in respect to the transactions contemplated by the Underwriting Agreement.

B-2

EXHIBIT C

AGA Medical Holdings, Inc.
Public Offering of Common Stock

, 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Leerink Swann LLC
Wells Fargo Securities, LLC

As Representatives of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among AGA Medical Holdings, Inc., a Delaware corporation (the “Company”), the Selling Stockholders named therein and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value of the Company (the “Common Stock”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-up Period”).

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Merrill Lynch, Pierce, Fenner & Smith Incorporated waives, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

The foregoing paragraphs shall not apply to (i) the Securities to be sold under the Underwriting Agreement, (ii) transfers (a) to any beneficiary of the Undersigned pursuant to a will or other testamentary document or applicable laws of descent; (b) to any “affiliate” (as such term is defined in Rule 144(a)(1) under the Act) of the Undersigned, (c) as a bona fide gift or gifts, (d) to any immediate family member (any relationship by blood, marriage or adoption, not more remote than first cousin) of the Undersigned, (e) to any trust for the direct or indirect benefit of the Undersigned or the immediate family of the Undersigned, or (iii) any sales of any shares of Common Stock acquired by the Undersigned in the open market; provided that with respect to clause (ii), (A) such holder, beneficiary, donee, trustee or family member be bound in writing by the restrictions set forth herein and (B) such transfer does not involve a disposition for value; provided, further, with respect to clauses (ii) and (iii), no public filing by the undersigned, including, without limitation, under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required (other than a filing on Form 5 to be made after the expiration of the Lock-up Period) or shall be made voluntarily in connection with such transaction.

Notwithstanding anything contained herein to the contrary, to the extent that (i) at any time subsequent to the execution of this lock-up agreement the undersigned is not required to make any filings under Section 16 or Sections 13(d) or (g) of the Securities Exchange Act of 1934 with respect to any shares of Common Stock, and (ii) the undersigned has entered into or will enter into an agreement similar to this lock-up agreement (a) in connection with a bona fide issuer reserved share program relating to the underwritten public offering of Common Stock (an “RSP Program”) with respect to any shares of Common Stock to be purchased in such RSP Program (the “RSP Shares”) and (b) with any member of the underwriting syndicate or any affiliate of such member who is acting as administrator of such RSP Program, the terms of such other similar lock-up agreement and not of this Lock-up Agreement shall govern the undersigned’s rights with respect to such RSP Shares.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

This lock-up agreement shall automatically terminate upon the earliest to occur, if any, of (i) termination of the Underwriting Agreement prior to the Closing Date, (ii) the Company’s withdrawal of the Registration Statement or (iii) December 31, 2009, if the Public Offering has not been consummated by such date.

Yours very truly,

Name:
Address: